Exhibit (2)(n)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements-Independent Auditors" and to the use of our report dated January 4, 1999, in this Registration statement on Form N-2 under the Securities Act of 1933 (File No. 333-84131) and under the Investment Company Act of 1940 (File No. 811-05877) and related Prospectus of Dreyfus Strategic Municipal Bond Fund, Inc. for the registration of shares of its Auction Preferred Stock.


                                             /s/ Ernst & Young LLP
                                            -------------------------
                                             ERNST & YOUNG LLP

New York, New York
September 17, 1999